Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

I, Rodney Young, Chief Financial Officer of RAPT Therapeutics. Inc. (the “Company”) hereby certify pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Chapter 36 of Title 18 United State Code Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

1.
the Annual Report of the Company on Form 10‑K (the “Annual Report”) for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.
the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of RAPT Therapeutics, Inc.

Date: March 6, 2025	By:	/s/ Rodney Young
Rodney Young Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)